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                                                                   Exhibit 4.6


                                  EPIXTAR CORP.

                          COMMON STOCK PURCHASE WARRANT

THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.

                               WARRANT CERTIFICATE

                  THIS WARRANT CERTIFICATE (the "Warrant Certificate") certifies that for value received, ALPINE CAPITAL PARTNERS, Inc. (the "Holder"), is the owner of this warrant (the "Warrant"), which entitles the Holder to purchase at any time on or before the Expiration Date (as defined below) 27,728 shares(the "Warrant Shares") of fully paid non-assessable shares of the common stock (the "Common Stock"), Epixtar Corp., a Florida corporation (the "Company"), at a purchase price per Warrant Share of five ($5.00) Dollars (the "Purchase Price"), in lawful money of the United States of America by bank or certified check, subject to adjustment as hereinafter provided

                  1. WARRANT; PURCHASE PRICE.

                  This Warrant shall entitle the Holder to purchase the Warrant Shares at the Purchase Price. The Purchase Price and the number of Warrant Shares evidenced by this Warrant Certificate are subject to adjustment as provided in Article 6.

                  2. EXERCISE; EXPIRATION DATE.

1. This Warrant is exercisable, at the option of the Holder, at any time after the date of issuance and on or before the Expiration Date (as defined below) by
(i) delivering to the Company written notice of exercise (the "Exercise Notice"), stating the number of Warrant Shares to be purchased thereby, accompanied by bank or certified check payable to the order of the Company for the Warrant Shares being purchased or (ii) presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"); provided, however, that this Warrant may not be converted prior to the effectiveness of a registration statement with the Securities Exchange Commission for the Warrant



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Shares. In the event of a Cashless Exercise, in lieu of paying the Exercise
Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then Current Market Price share of the Common Stock and the Purchase Price and the denominator of which shall be the then Current Market Price per share of Common Stock. Within ten (10) business days of the Company's receipt of the Exercise Notice accompanied by the consideration for the Warrant Shares being purchased, or a Cashless Exercise, the Company shall issue and deliver to the Holder a certificate representing the Warrant Shares being purchased. In the case of exercise for less than all of the Warrant Shares represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrant Shares.

                  (a) Expiration. The term "Expiration Date" shall mean 5:00 p.m., New York time, on June 10, 2008-or if such date shall in the State of New York shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m., New York time, the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

3. RESTRICTIONS ON TRANSFER.

                  (a) Restrictions. This Warrant, and the Warrant Shares or any other security issuable upon exercise of this Warrant may not be assigned, transferred, sold, or otherwise disposed of unless (i) there is in effect a registration statement under the Act covering such sale, transfer, or other disposition or (ii) the Holder furnishes to the Company an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or other disposition may be effected without registration under the Act, as well as such other documentation incident to such sale, transfer, or other disposition as the Company's counsel shall reasonably request.

                  (b) Legend. Any Warrant Shares issued upon the exercise of this Warrant shall bear substantially the following legend:

"The shares evidenced by this certificate were issued upon exercise of a Warrant and may not be sold, transferred, or otherwise disposed of in the absence of an effective registration under the Securities Act of 1933 (the "Act") or an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or disposition may be effectuated without registration under the Act."

4. RESERVATION OF SHARES.

                  The Company covenants that it will at all time reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of this Warrant shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

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5. LOSS OR MUTILATION.

                  If the Holder loses this Warrant, or if this Warrant is stolen, destroyed or mutilated, the Company shall issue an identical replacement Warrant upon the Holder's delivery to the Company of a customary agreement to indemnify the Company for any losses resulting from the issuance of the replacement Warrant.

6. ANTI-DILUTION PROVISIONS.

         (a) Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                  (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (A) the number of shares of Common Stock for which this Warrant is exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Purchase Price shall be adjusted to equal (x) the current Purchase Price immediately prior to the adjustment multiplied by the number of shares of Common Stock for which this Warrant is exercisable into immediately prior to the adjustment divided by (y) the number of shares of Common Stock for which this Warrant is exercisable into immediately after such adjustment.

         (b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Purchase Price at the time in effect for this Warrant and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of this Warrant.

         (c) Notices of Record Date. In the event of any fixing by the Company of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.


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         (d) Merger, Consolidation, etc. In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (or in the case of any sale, transfer, or other disposition to another corporation of all or substantially all the property, assets, business, and goodwill of the Company), the Holder of this Warrant shall thereafter be entitled to purchase the kind and amount of shares of capital stock which this Warrant entitled the Holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer, or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 6 with respect to rights and interests thereafter of the Holder of this Warrant to the end that the provisions of this Section 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of this Warrant.

         (e) Fractional Shares. No certificate for fractional shares shall be issued upon the exercise of this Warrant, but in lieu thereof the Company shall purchase any such fractional shares calculated to the nearest cent or round up the fraction to the next whole share.

         (f) Rights of the Holder. The Holder of this Warrant shall not be entitled to any rights of a shareholder of the Company in respect of any Warrant Shares purchasable upon the exercise hereof until such Warrant Shares have been paid for in full and issued to it. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, to the person or persons entitled to receive the same.

         7. Repesentations and Warranties

                  The Holder, by acceptance of this Warrant, represents and warrants to, and covenants and agrees with, the Company as follows:

         (a) The Warrant is being acquired for the Holder's own account for investment and not with a view toward resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

         (b) The Holder is aware that the Warrant is not registered under the Act or any state securities or blue sky laws and, as a result, substantial restrictions exist with respect to the transferability of the Warrant and the Warrant Shares to be acquired upon exercise of the Warrant.

         (c) The Holder is an accredited investor as defined in Rule 501(a) of Regulation D under the Act and is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Warrant, and its financial position is such that it can afford to retain the Warrant and the Warrant Shares for an indefinite period of time without realizing any direct or indirect cash return on this investment.

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8. NO IMPAIRMENT

                  The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefore upon such exercise immediately prior to such increase in par value, (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non assessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

9. REGISTRATION RIGHTS

                   The sale of the Warrant Shares issuable upon exercise of this Warrant shall be included in the registration statement filed in connection with the Warrant granted to Holder as of June 11, 2003 and subject to the same terms as set forth therein.

10. SUPPLYING INFORMATION

                  The Company shall cooperate with Holder and each holder of Warrant Shares in supplying such information pertaining to the Company as may be reasonable necessary for such Holder and each holder of Warrant Shares to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Act for the sale of Warrant Shares.

11. LIMITATION OF LIABILITY

                  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

12. MISCELLANEOUS.

         (a) Transfer Taxes; Expenses. The Holder shall pay any and all underwriters' discounts, brokerage fees, and transfer taxes incident to the sale or exercise of this Warrant or the sale of the underlying shares issuable hereunder, and shall pay the fees and expenses of any special attorneys or accountants retained by it.

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         (b) Successors and Assigns. Subject to compliance with the provisions of Section 3, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

         (c) Notice. Any notice or other communication required or permitted to be given to the Company shall be in writing and shall be delivered by certified mail with return receipt or delivered in person against receipt, addressed to the Company as follows

                           11900 Biscayne Blvd
                           Miami Florida 33181.

         (d) Governing Law. This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the conflicts of laws.

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                  IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed as of the date set forth below.

                               Epixtar Corp

                               By:
                                  ------------------------------------------
                                   Name: Martin Miller
                                  Title: Chairman and CEO





Dated-----------------









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FORM OF EXERCISE OF WARRANT

         The undersigned hereby elects to exercise this Warrant as to ________ Common Shares covered thereby.

[ ] Enclosed herewith is a bank or certified check in the amount of $________.

[ ]      The undersigned hereby elects to effect a cashless exercise.

Date:
     --------------------------------        ---------------------------------
                                             Name:
                                             Address:




                                             Signature
                                             Guarantor:
                                                       -----------------------




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